SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 17, 2018 (August 23, 2018)

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19550 Seventh Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices)            (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is filed on October 17, 2018, to furnish to the Commission and to investors a press release previously issued on August 23, 2018, concerning the public announcement by the Registrant of its third-quarter distribution in respect of the Registrant’s limited partner units. The matters disclosed in this report were timely disclosed in compliance with the listing qualification rules of the Nasdaq Stock Market and in a manner consistent with Regulation FD, in each case prior to the record date for such distribution. The Registrant generally furnishes such information voluntarily on a Current Report on Form 8-K, and for that reason is making this filing for purposes of consistency and for ease of reference by investors, the Commission and the general public.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01        OTHER EVENTS

On August 23, 2018, the Partnership announced a quarterly distribution of $0.80 per unit, effective for unitholders of record on September 6, 2018 and payable on September 20, 2018. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

The information included in Exhibit 99.1 pursuant to Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Exhibit No.    Description

99.1        Press release of the registrant dated August 23, 2018.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: October 17, 2018            BY:     /s/ Daemon P. Repp
Daemon P. Repp
Director of Finance, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner

Exhibit 99.1
Press Release of the Registrant dated August 23, 2018